UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	001-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Double Eagle Petroleum Co.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 3, 2014, the Board of Directors (the “Board”) of Escalera Resources Co. (the “Company”) appointed Neil Bush as an independent director for a term to expire at the Company’s Annual Meeting of Stockholders in 2014, subject to reelection by the Company’s shareholders at such time. Mr. Bush was not selected pursuant to any arrangement or understanding with any person. Mr. Bush will be compensated for his service on the Board pursuant to the existing compensation arrangements for non-employee directors described in detail in the Company’s proxy statement dated April 4, 2013 for the Company’s Annual meeting of Stockholders.

Mr. Neil Bush is the son of President and Mrs. George H.W. Bush. Mr. Bush has been involved in both the energy industry and international business development for three decades. He began his career in 1980 with Amoco Production Company (now BP) in Denver, Colorado. Later in the 1980’s he formed two independent E&P companies that explored for oil in various locations, both domestically (Wyoming, Colorado, California, and Michigan) and internationally (Argentina).

For the last 15 years, Mr. Bush has been engaged in a variety of international development activities with a focus on China and the Middle East. He first visited China in 1976, following his father’s service as U.S. Chief Liaison Officer in Beijing. Currently, Mr. Bush has varied business interests in Hong Kong, Singapore and China, including ties to companies active in oil and gas exploration and exploitation, real estate development and property management.

Mr. Bush graduated from Tulane University with a bachelor’s degree in International Economics and from the Tulane University Freeman School of Business with a Master’s in Business Administration. He serves as Chairman of Points of Light, Chairman of the Barbara Bush Houston Literacy Foundation, and serves on the boards of the Houston Salvation Army and the Bush School of Government and Public Service.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2014, the Board eliminated the staggered terms for the members of the Board and the division of the directorships into three classes. The declassification of the Board is reflected in an amendment and restatement to the Company’s Second Amended and Restated Bylaws (the “Bylaws”). The amendment and restatement will be effective as of April 3, 2014.

The Board also approved adding the position of lead independent director to the Board and appointed Mr. Roy Cohee to serve in this capacity until the annual meeting of the Company. This additional position is reflected in the amendment and restatement to the Bylaws.

No other changes were made to the Bylaws. The foregoing description is qualified in its entirety by reference to the complete Third Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this report.

Item 7.01. Regulation FD Disclosure.

Beginning on April 8, 2014, and at other times thereafter, the Company intends to present or distribute a PowerPoint slide presentation entitled “IPAA Oil & Gas Conference, April 2014” to various conference participants, institutions, funds, and sophisticated investors. The PowerPoint slide presentation is attached as Exhibit 99.1 hereto. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01 Other Events.

On April 7, 2014, the Company issued a press release announcing the appointment of Mr. Bush as a director on the Board. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.		Description

Exhibit 3.2	–	Third Amended and Restated Bylaws

Exhibit 99.1	–	IPAA Oil & Gas Conference, April 2014

Exhibit 99.2	–	Press Release, dated April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: April 9, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary